Exhibit 99.1

Aravive Announces Closing of $10 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

HOUSTON, April 1, 2022 (GLOBE NEWSWIRE) -- Aravive, Inc. (Nasdaq: ARAV), a late clinical-stage oncology company developing targeted therapeutics to treat metastatic disease, announced that it has closed its previously announced registered direct offering priced at-the-market under Nasdaq rules with a single healthcare-focused institutional investor and Eshelman Ventures, LLC. In the offering, Aravive issued and sold an aggregate of 4,850,241 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 4,850,241 shares of common stock. The purchase price per share and accompanying warrant was $2.005 for the institutional investor and $2.325 for Eshelman Ventures, LLC.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The warrants issued to the institutional investor are immediately exercisable, expire five years following the issuance date and have an exercise price of $1.88 per share. The warrants issued to Eshelman Ventures, LLC are exercisable upon the approval by the stockholders of the Company of previously issued securities, expire five years following the issuance date and have an exercise price of $2.20 per share.

The Company’s Executive Chairman, Fredric N. Eshelman, Pharm.D., is the founder of Eshelman Ventures, LLC.

The gross proceeds from the offering were approximately $10 million. The Company intends to use the net proceeds from the offering to continue clinical development of batiraxcept in platinum resistant ovarian cancer and clear cell renal cell carcinoma, and for general corporate purposes.

The offering of the securities described above was made only by means of a prospectus supplement and accompanying base prospectus. The Company has filed a shelf registration on Form S-3 (File No. 333-248612) (including a base prospectus) with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective on November 20, 2020. A final prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on March 31, 2022 and are available on the SEC’s website, located at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus for the offering may also be obtained by contacting H.C. Wainwright & Co., LLC, at 430 Park Ave., 3rd Floor, New York, New York 10022, by telephone at (212) 856-5711, or by email at placements@hcwco.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aravive

Aravive, Inc. is a late clinical-stage oncology company developing targeted therapeutics to treat metastatic disease. Our lead product candidate, batiraxcept (formerly AVB-500), is an ultra-high affinity decoy protein that binds to GAS6, the sole ligand that activates AXL, thereby inhibiting metastasis and tumor growth, and restoring sensitivity to anti-cancer agents. Batiraxcept has been granted Fast Track Designation by the U.S. FDA and Orphan Drug Designation by the European Commission in platinum-resistant recurrent ovarian cancer. Batiraxcept is in an active registrational Phase 3 trial in platinum resistant ovarian cancer (NCT04729608), a Phase 1b/2 trial in clear cell renal cell carcinoma (NCT04300140), and a Phase 1b/2 trial in pancreatic adenocarcinoma (NCT04983407). Additional information at www.aravive.com.

Contact:

Marek Ciszewski, J.D.

Vice President, Investor Relations

mciszewski@aravive.com

(562) 373-5787

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. These forward-looking statements are subject to risks and uncertainties including, among other things, the intended use of proceeds from the registered direct offering. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to: market and other conditions, the ability to provide data when anticipated and reach anticipated milestones, the Company’s ability to expand development into additional indications, the Company’s dependence upon batiraxcept, batiraxcept’s ability to have favorable results in clinical trials and ISTs, the clinical trials of batiraxcept having results that are as favorable as those of preclinical and clinical trials, the ability to receive regulatory approval, potential delays in the Company’s clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients especially in light of the COVID-19 pandemic; the risk that batiraxcept may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing batiraxcept; if batiraxcept is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company’s intellectual property rights; the Company’s reliance on its licensor of intellectual property and financing needs. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.